Exhibit 3(xx)

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HEINZ MANAGEMENT L.L.C.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SIXTH DAY OF DECEMBER, A.D. 1985, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CARDIO HOLDING COMPANY” TO “HEINZ MANAGEMENT COMPANY”, FILED THE TWELFTH DAY OF OCTOBER, A.D. 2000, AT 4 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-NINTH DAY OF APRIL, A.D. 2002, AT 1:34 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “HEINZ MANAGEMENT COMPANY” TO “HEINZ MANAGEMENT L.L.C.”, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2002, AT 11:30 O’CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF DECEMBER, A.D. 2002, AT 11:30 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF APRIL, A.D. 2007, AT 11:22 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID

2077641 8100H 130679700	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 0465784 DATE: 05-29-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HEINZ MANAGEMENT L.L.C.”.

2077641 8100H 130679700	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 0465784 DATE: 05-29-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION OF CARDIO HOLDING COMPANY

1. The name of the corporation is Cardio Holding Company.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business of the corporation or purposes to be conducted or promoted by the corporation are to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock that the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $1.00 per share.

5. The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
H. J. Heinz Company,	Post Office Box 57
a Pennsylvania corporation	Pittsburgh, Pennsylvania 15230

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

(a)	By a majority of the whole board, to make, alter or repeal the by-laws of the corporation.

(b)	To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

(c)	To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d)	By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets, recommend to the stockholder a dissolution of the corporation or a revocation of a dissolution, or amend the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

(e)	When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has hereunto executed this certification this 5th day of December, 1985.

Attest:		H. J. HEINZ COMPANY

By		By
	Howard R. Spither		Lawrence J. McCabe
	Assistant/Secretary		Vice President

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF ALLEGHENY	)

On this 5th day of December, 1985, before me a Notary Public in and for the County of Allegheny, Commonwealth of Pennsylvania, personally appeared Lawrence J. McCabe, Vice President of H. J. Heinz Company, and Howard R. Spicher, Assistant Secretary of H. J. Heinz Company, known to me to be the persons described in the foregoing instrument and acknowledged that they executed the same in the capacities therein stated and for the purpose therein contained, and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

Notary Public
[Illegible]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 10/12/2000
001516053 – 2077641

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Cardio Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Cardio Holding Company be amended by changing the first article thereof so that, as amended, said article shall be and read as follows:

“1.	The name of the corporation is Heinz Management Company.”

SECOND: That in lieu of a meeting and vote of shareholders, the sole shareholder has given written consent to said amendment in accordance with the provisions of Section 22B of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate is executed as of this 12th day of October 2000.

CARDIO HOLDING COMPANY

By:
Name:	Leonard A. Cullo, Jr.
Title:	Vice President and Treasurer

CERTIFICATE OF OWNERSHIP AND MERGER

OF

CARDIO-FITNESS CORP.

(a Delaware corporation)

INTO

HEINZ MANAGEMENT COMPANY

(a Delaware corporation)

It is hereby certified that:

1. Heinz Management Company (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of stock of Cardio-Fitness Corp., which is a business corporation of the State of Delaware.

3. On April 26, 2002, the Board of Directors of the Corporation adopted the following resolutions to merge Cardio-Fitness Corp. into the Corporation:

RESOLVED that Cardio-Fitness Corp. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Cardio-Fitness Corp. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Cardio-Fitness Corp. in its name.

RESOLVED that the Merger shall be effected as a tax-free reorganization pursuant to Section 332 of the Internal Revenue Code of 1986 as amended.

RESOLVED that this Corporation assume all of the obligations of Cardio-Fitness Corp.

RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:34 PM 04/29/2002
020271953 – 2077641

RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective upon filing.

Executed on April 26, 2002

HEINZ MANAGEMENT COMPANY

By:
Name:	Kimberly A. Kirkpatrick
Title:	Assistant Secretary

CERTIFICATE OF CONVERSION

OF

Heinz Management Company

This Certificate of Conversion of Heinz Management Company (the “Company”) is made pursuant to Section 266 of the Delaware Corporation Law

The undersigned does hereby certify that:

1.	CONVERTING COMPANY NAME. The name of the Delaware corporation converting to a Delaware limited liability company is Heinz Management Company (formerly Cardio Holding Company).

2.	DATE. The Company was incorporated in the State of Delaware on December 6, 1985.

3.	LIMITED LIABILITY COMPANY NAME. The name of the Delaware limited liability company as set forth in its Certificate of Formation filed on this day with the State of Delaware is HEINZ MANAGEMENT L.L.C.

4.	EXECUTION. The undersigned has been authorized to execute and file this Certificate of Conversion with the Secretary of State of Delaware,

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on August 16, 2002, to be effective on the date of its filing with the Secretary of State of Delaware.

Heinz Management Company, a Delaware Corporation

By:
Name: John C. Crowe
Title: Assistant Treasurer/ Authorized Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 12/12/2002
020764504 – 2077641

CERTIFICATE OF FORMATION

OF

HEINZ MANAGEMENT L.L.C.

This certificate of Formation of HEINZ MANAGEMENT L.L.C. (the “Company”) is made pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”).

The undersigned does hereby certify that:

1.	NAME. The name of the limited liability company is HEINZ MANAGEMENT L.L.C.

2.	REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the limited liability company in Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the name and address of the registered agent of the limited liability company for service of process in Delaware required to be maintained by Section 18-104 of the Act is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.	Execution. The undersigned has been authorized to execute and file this Certificate of Formation with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on August 16,2002, to be effective on the date of its filing with the Secretary of State of Delaware.

H. J. Heinz Company, a Pennsylvania corporation

By:
Name: Leonard A. Cullo, Jr.
Title: Treasurer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 12/12/2002
020764504 – 2077641

HEINZ MANAGEMENT COMPANY

600 Grant Street

USS Tower–60th Floor

Pittsburgh, Pennsylvania 15219

To the Office of the Secretary of State:

On behalf of Heinz Management Company (“the Corporation”), a Delaware corporation, the undersigned, being a duly authorized officer of the Corporation, does hereby unequivocally consent to the use of the name Heinz Management L.L.C. (the “LLC”) by the persons intending to form such LLC as a Delaware limited liability company under such name and to qualify such LLC in any other jurisdiction. The Corporation will convert into the LLC pursuant to §18-214 of the Delaware Code.

HEINZ MANAGEMENT COMPANY, A Delaware corporation

By:
Name:	Leonard A. Cullo, Jr.
Title:	Vice President and Treasurer

State of Delaware Secretary of State Division of Corporations Delivered 11:39 AM 04/30/2007 FILED 11:22 AM 04/30/2007 SRV 070493362—2077641 FILE

CERTIFICATE OF MERGER

of

KABOBS, INC.

into

HEINZ MANAGEMENT L.L.C.

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company submits the following Certificate of Merger for filing and certifies that:

FIRST:	The name of the foreign corporation being merged into the surviving Delaware limited liability company is KABOBS, INC. The jurisdiction in which the foreign corporation was formed is Georgia.

SECOND:	The name of the surviving Delaware limited liability company is HEINZ MANAGEMENT L.L.C.

THIRD:	The Plan and Agreement of Merger has been approved and executed by the constituent corporation and limited liability company.

FOURTH:	The merger shall become effective on April 30, 2007.

FIFTH:	The Plan and Agreement of Merger is on file at the place of business of Heinz Management L.L.C. which is located at: 600 Grant Street, 60th Floor; Pittsburgh, Pennsylvania 15219.

SIXTH:	A copy of the Plan and Agreement of Merger will be furnished by Heinz Management L.L.C., on request and without cost, to any shareholder or member of Kabobs, Inc. or Heinz Management L.L.C.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 30th day of April 2007, and is being filed in accordance with Section 18-209 of the Delaware Limited Liability Company Act by an authorized person of Heinz Management L.L.C., as the surviving limited liability company.

HEINZ MANAGEMENT L.L.C. By: H. J. HEINZ COMPANY, Its Sole Member

By:
Name:	Leonard A. Cullo, Jr.
Title:	Vice President–Treasurer